                          Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended September 30, 1999
(Unaudited, Subject to Adjustment)



INCOME

     Revenue (1)          $358,763
                    --------
     Total income          358,763
                    --------


EXPENSES

     Operating expenses
          Cost of sales          320,311
          Depreciation          6,975
          Selling, general and administrative expenses     47,320
          Income tax          (5,103)
                    --------
     Total operating expenses          369,503
                    --------

     Operating income (loss)          (10,740)

     Other income (expense), net          480
                    --------

Net income (loss)          (10,260)

Accumulated deficit at beginning of period          (19,428)
                    --------
Accumulated deficit at end of period          $(29,688)
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(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)